Exhibit 99.1

Safe Harbor Financial Series B Preferred Conversion Price and Warrant Exercise Price Reset to $1.5528 Following Conclusion of Temporary Reduction Period

DENVER, Aug. 05, 2026 (GLOBE NEWSWIRE) — SHF Holdings, Inc., d/b/a Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, announced the conclusion of the temporary reduction of the conversion price of its Series B Convertible Preferred Stock (“Series B Preferred Stock”) and the exercise price of associated common stock purchase warrants (“Series B Warrants”) effective July 31, 2026.

The conversion price of the Series B Preferred Stock and the exercise price of the Series B Warrants have both reverted to $1.5528 in accordance with the terms of the Series B Preferred Stock and Series B Warrants, as applicable.

“The conclusion of the temporary reduction period marks another step forward in strengthening our capital structure,” said Terrance Mendez, Chief Executive Officer and Chief Financial Officer of Safe Harbor. “Series B holders converted a meaningful number of shares of Series B Preferred Stock into common stock during the reduction period. This conversion of preferred equity into common shares simplifies the capital structure and shifts equity into the shares counted in the market value of listed securities.”

During the temporary reduction period, holders converted 3,198 shares of Series B Preferred Stock into 4,920,005 shares of common stock. Following these conversions, there were 12,332,955 shares of common stock and 27,134 shares of Series B Preferred Stock outstanding.

No Series B Warrants were exercised during the temporary reduction period.

About Safe Harbor:

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has assisted in the processing of more than $35 billion in cannabis-related depository funds across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support, built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; the anticipated exercise of outstanding warrants and the timing or amount of any related proceeds; success or viability of new product and service offerings Safe Harbor may introduce in the future; the impact of volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com